UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

VENTRUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2012, the board of directors of Ventrus Biosciences, Inc. elected Anthony E. Altig as a director of the company, to serve until the 2012 annual meeting of stockholders. Mr. Altig was also elected to the audit committee.

Upon his election, Mr. Altig was granted an option to purchase 35,000 shares of Ventrus common stock, in accordance with the company’s director compensation program. The exercise price is $8.10, which was the closing price of Ventrus common stock on the trading day before Mr. Altig’s election. The option vests in three equal annual installments, beginning on the first anniversary date after grant.

There have been no financial or other transactions between Mr. Altig and Ventrus and there are no arrangements or understandings between Mr. Altig and Ventrus pursuant to which he was selected as a director of the company.

On January 17, 2012, upon the election of Mr. Altig by the Ventrus board of directors, Thomas Rowland resigned as a director. Mr. Rowland remains the company’s Chief Business Officer.

A copy of the press release announcing the election of Mr. Altig and the resignation of Mr. Rowland is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press release dated January 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VENTRUS BIOSCIENCES, INC.

Date: January 20, 2012	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer